Exhibit 5

May 7, 2012

ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

RE:	Registration Statement on Form S-1 Filed by ZBB Energy Corporation

Gentlemen:

We have acted as special counsel to ZBB Energy Corporation, a Wisconsin corporation (the “Company”), in connection with the issuance and sale by the Company (i) a number of shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”) with an aggregate offering price of up to $12,650,000 (including a number of shares issuable upon exercise of an over-allotment option granted by the Company with an aggregate offering price of up to $1,650,000), and (ii) a number of shares of Common Stock (the “Warrant Shares”) with an aggregate purchase price of up to $1,265,000 issuable upon exercise of a warrant substantially in the form filed as an exhibit to the Registration Statement (the “Underwriter Warrant”) to be issued by the Company to MDB Capital Group LLC (the “Underwriter”) as additional underwriting compensation in connection with the offer and sale of the Shares.  In accordance with the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, the Company prepared and initially filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (Registration No. 333-179541) (as amended pursuant to Pre-Effective Amendment No. 1 (filed with the SEC on April 10, 2012) and Pre-Effective Amendment No. 2 (to be filed with the SEC on or about the date of this opinion), the “Registration Statement”), including a prospectus, as amended (the “Prospectus”) relating to the Shares, the Warrant and the Warrant Shares.  We understand that the Shares are to be sold to the Underwriter for resale to the public as described in the Registration Statement and pursuant to an Underwriting Agreement substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the Company and the Underwriter (the “Underwriting Agreement”).

In our capacity as special counsel to the Company in connection with the registration of the Shares, we have examined: (i) the Registration Statement and the Prospectus; (ii) the Company’s amended articles of incorporation and by-laws; (iii) certain resolutions of the Company’s board of directors; (iv) the Underwriting Agreement; (v) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion.

ZBB Energy Corporation
May 7, 2012

In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.  As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Shares have been duly authorized, and when the price at which the Shares are to be sold has been approved by or on behalf of the Board of Directors of the Company, and when the Shares are issued and sold in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2. The Underwriter Warrant, when issued pursuant to the terms of the Underwriting Agreement and when it is duly executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company.

3. The Warrant Shares, when issued and paid for upon exercise of the Underwriter Warrant in accordance with the terms of the Underwriter Warrant, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Wisconsin, including the statutory provisions, all applicable provisions of the Constitution of the State of Wisconsin and reported judicial decisions interpreting these laws (excluding, however, the securities or “blue sky” laws, rules and regulations of the State of Wisconsin), each as in effect as of the date the Registration Statement is declared effective by the SEC, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinion expressed herein.  The foregoing opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  Our opinion in paragraph 2 is also subject to the following exceptions, limitations and qualifications:  (i) the effect of applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws relating to or affecting creditors’ rights and remedies; and (ii) the effect of general principles of equity, whether raised in an action at law or in equity (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought.

ZBB Energy Corporation
May 7, 2012

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are experts, or within the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ GODFREY & KAHN, S.C.

GODFREY & KAHN, S.C.